Exhibit 5


                     [SIMPSON THACHER & BARTLETT LETTERHEAD]








                                       October 2, 1996



Keebler Corporation
One Hollow Tree Lane
Elmhurst, IL 60126

Ladies and Gentlemen:

         We have acted as special counsel for Keebler Corporation, a

Delaware corporation ("Keebler"), Keebler Biscuit Company, a Delaware corporation, Shaffer, Clarke & Co., Inc., a Delaware Corporation,

Johnston's Ready-Crust Company, a Delaware corporation, Emerald Industries,

Inc., a Delaware Corporation, Athens Packaging, Inc., a Georgia

corporation, Keebler Leasing Corp., a Delaware corporation, Bake-Line

Products, Inc., a Delaware corporation, Sunshine Biscuits, Inc., a Delaware corporation, Steamboat Corporation, a Georgia corporation, Illinois Baking

Corporation, a Delaware Corporation, Keebler Cookie and Cracker Company, a

Nevada corporation, Hollow Tree Company, a Delaware corporation, Keebler

Company/Puerto Rico, Inc., a Delaware corporation, Keebler H.C., Inc., a

Delaware corporation, and Keebler-Georgia, Inc., a Georgia corporation

(collectively, excluding Keebler, the "Guarantors"),  in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Keebler and the Guarantors with the Securities and Exchange Commission

(the



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Keebler Corporation                 -2-                     October 2, 1996



"Commission") under the Securities Act of 1933, as amended (the "Securities

Act"), relating to the issuance by Keebler of $125,000,000 aggregate principal amount of its 10 3/4% Senior Subordinated Notes due 2006 (the

"Exchange Notes").  The performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of Keebler under the Exchange Notes and the Indenture dated as of June 20, 1996 (the

"Indenture") among Keebler, the Guarantors and The United States Trust

Company of New York, as Trustee (the "Trustee") will be unconditionally guaranteed on a senior subordinated basis by the Guarantors pursuant to guarantees set forth in the Indenture (the "Guarantees").  The Exchange

Notes are to be offered by the Company in exchange for $125,000,000 aggregate principal amount of its outstanding 10 3/4% Senior Subordinated

Notes due 2006 (the "Notes").

         We have examined the Registration Statement and the Indenture which has been filed with the Commission as an Exhibit to the Registration

Statement.  In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Keebler and the

Guarantors, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as



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Keebler Corporation                 -3-                     October 2, 1996



originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein:

             1. Assuming the Indenture has been duly authorized and validly executed and delivered by the parties thereto, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (ii) the Board of Directors of Keebler, a duly constituted and acting committee thereof or duly authorized officers thereof has taken all necessary corporate action to approve the issuance and terms of the Exchange Notes, the terms of the exchange and related matters, and (iii) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, we are of the opinion that the Exchange Notes will constitute valid and legally binding obligations of Keebler, enforceable against Keebler in accordance with their terms.

             2. Assuming the Indenture has been duly authorized and validly executed and delivered by the parties thereto, when the Indenture has been duly qualified under the Trust Indenture Act, upon due execution, issuance, authentication and delivery of the Exchange Notes in accordance with the provisions of the Indenture upon the exchange, we are of the opinion that the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against each of them in accordance with the terms of the Guarantees.

         Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance,

reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.



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Keebler Corporation                 -4-                     October 2, 1996



         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the

State of New York and the federal law of the United States.

         We hereby consent to the use of this opinion as an Exhibit to the

Registration Statement and to the reference to our firm under the caption

"Legal Matters" in the Prospectus included therein.

                                 Very truly yours,

                                 /s/ SIMPSON THACHER & BARTLETT

                                 SIMPSON THACHER & BARTLETT